EXHIBIT 5.1

Gary R. Henrie
Attorney at Law
Licensed in the States of Utah and Nevada

Telephone: 309-313-5092
e-mail: grhlaw@hotmail.com

July 15, 2016

Cellceutix Corporation
100 Cummings Center, Suite 151-B

Beverly, MA 01915

Re:	Cellceutix Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

I have acted as special securities counsel for Cellceutix Corporation, a Nevada corporation (the "Company"), for the purpose of issuing this opinion letter in connection with the registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to the offering of 20,000,000 shares of the Company's Class A common stock by the Company pursuant to the Company's 2016 Equity Incentive Plan.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) the Company's 2016 Equity Incentive Plan; and (e) such statutes, records and other documents as I have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof and the truthfulness of statements set forth in such documents. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinions hereinafter expressed.

Based upon the foregoing, I am of the opinion that the 20,000,000 shares of Class A common stock to be issued by the Company pursuant to the Company's 2016 Equity Incentive Plan, will be validly issued, fully paid and nonassessable. This opinion is based on Nevada general corporate law, all applicable Nevada statutory provisions and reported judicial decisions interpreting these laws.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

/s/ Gary R. Henrie

Gary R. Henrie